                                                                    EXHIBIT 23.3

The Board of Directors
Nutrition For Life International, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 16, 1997, except for Note 1 which is dated as of June 19, 1998, relating to the consolidated financial statements of Nutrition For Life International, Inc., which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        BDO Seidman, LLP

Houston, Texas
June 23, 1998